Exhibit 10.1

VOTING AND NOMINATION AGREEMENT

This Voting and Nomination Agreement, effective as of April 13, 2020 (this “Agreement”), is by and among the persons and entities listed on Schedule A hereto (collectively, the “MB Group”, and individually a “member” of the MB Group) and Centrus Energy Corp. (the “Company”). In consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       Board Representation. The Company agrees:

(a)       to include the designee of the MB Group, Michael O’Shaughnessy, in the Company’s slate of nominees for election as directors of the Company at the Company’s 2020 annual meeting of stockholders, which is currently scheduled to be held on June 17, 2020, or at any adjournments or postponements thereof (the “2020 Annual Meeting”); and

(b)       to use commercially reasonable efforts to cause the election of Michael O’Shaughnessy to the Company’s board of directors (the “Board”) at the 2020 Annual Meeting (including recommending that the Company’s stockholders vote in favor of the election of Michael O’Shaughnessy, including Michael O’Shaughnessy in the Company’s proxy statement for the 2020 Annual Meeting and otherwise supporting Michael O’Shaughnessy for election in a manner no less rigorous or favorable than the manner in which the Company supports its other nominees in the aggregate).

2.       Agreements of MB Group. Each member of the MB Group shall (i) cause, in the case of all Common Stock (as defined below) owned of record, and (ii) instruct the record owner, in the case of all shares of Common Stock of which MB Group is a Beneficial Owner (as defined below) but not owned of record, directly or indirectly, by it, or by any MB Affiliate (as defined below), as of the applicable record date, in each case entitled to vote, as follows:

(a)       For the 2020 Annual Meeting:

(i)       to be present for quorum purposes; and

(ii)        to be voted, at the 2020 Annual Meeting as follows:

A.       for all directors nominated by the Board for election at the 2020 Annual Meeting,

B.       in accordance with the recommendation of the Board for the approval of the Section 382 Rights Agreement,

C.       in accordance with the recommendation of the Board for an advisory vote with respect to executive compensation,

D.       in accordance with the recommendation of the Board for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2020, and

E.       for any Company proposed adjournments thereof.

(b)       For the Company’s 2021 annual meeting of stockholders, or at any adjournments or postponements thereof (the “2021 Annual Meeting”):

(i)       to be present for quorum purposes; and

(ii)       to be voted, at the 2021 Annual Meeting as follows:

A.       for all directors nominated by the Board for election at the 2021 Annual Meeting, provided Michael O’Shaughnessy is included in the slate of directors nominated by the Board for election at the 2021 Annual Meeting; provided, however, if Michael O’Shaughnessy withdraws from the Board or is unable to, refuses to, or otherwise does not consent to be nominated to serve on the Board in connection with the election at the 2021 Annual Meeting at any time prior to the filing of the Company’s proxy statement for the 2021 Annual Meeting, the MB Group shall be permitted to designate a replacement prior to the filing of the Company’s proxy statement for the 2021 Annual Meeting, subject to such replacement being acceptable to, or approved by, the Company, such acceptance or approval not to be unreasonably withheld or delayed; and in any event, the MB Group shall remain obligated to cause all Common Stock shares (a) owned of record or (b) of which MB Group is a Beneficial Owner (as defined below) to be present for quorum purposes and to be voted for all directors nominated by the Board for election at the 2021 Annual Meeting, and

B.       for any Company proposed adjournments thereof.

3.       Public Announcements. No earlier than 8:30 a.m., New York City time, on the first trading day after the date hereof, the Company shall announce this Agreement and the material terms hereof by means of a press release reasonably satisfactory to the parties (in the form so released, the “Press Release”) and file the Press Release with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K. Neither the Company nor the MB Group shall make any public announcement or statement that is inconsistent with or contrary to the statements made in the Press Release and Form 8-K, except as required by law or the rules of any stock exchange or with the prior written consent of the other party. The Company acknowledges that the MB Group will comply with its obligations under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intends to file this Agreement as an exhibit to its Schedule 13D.

4.       Representations and Warranties of All Parties. Each of the parties represents and warrants to the other party that:

(a)       Such party has all requisite company power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and

(b)       This Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms; and this Agreement will not result in a violation of any terms or conditions of any agreements to which such person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party.

5.       Representations and Warranties of MB Group. Each member of the MB Group jointly represents and warrants that, as of the date of this Agreement, (i) they are collectively the Beneficial Owners of an aggregate of 1,590,000 shares of Common Stock (as defined below) and (ii) except for such ownership, no member of the MB Group, individually or in the aggregate with all other members of the MB Group and all controlled affiliates of the members of the MB Group (such controlled affiliates, collectively and individually, the “MB Affiliates”), is the Beneficial Owner of, and/or has economic exposure to, Class A common stock, par value $0.10 per share, of the Company (the “Common Stock”). For purposes of this Agreement, “Beneficial Owner” shall have the meaning ascribed to it in Rule 13d-3 under the Exchange Act.

6.       Miscellaneous. The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to at law or equity, the other party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery or other federal or state courts of the State of Delaware. In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law. Furthermore, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery or other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief and (e) irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. This agreement shall be governed in all respects, including without limitation validity, interpretation and effect, by the laws of the state of Delaware applicable to contracts executed and to be performed wholly within such state without giving effect to the choice of law principles of such state.

7.       No Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

8.       Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

9.       Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

10.       Counterparts. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

11.       Successors and Assigns. This Agreement shall not be assignable by any of the parties to this Agreement. This Agreement, however, shall be binding on successors of the parties hereto.

12.       No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

CENTRUS ENERGY CORP. /s/ Philip Strawbridge By: Philip Strawbridge Title: Senior Vice President, Chief Financial Officer, Chief Administrative Officer, and Treasurer

[Signature Page to Voting Agreement]

MORRIS BAWABEH /s/ Morris Bawabeh

KULAYBA LLC /s/ Morris Bawabeh By: Morris Bawabeh Title: Sole Member

M&D BAWABEH FOUNDATION, INC. /s/ Morris Bawabeh By: Morris Bawabeh Title: President

[Signature Page to Voting Agreement]

Schedule A

MORRIS BAWABEH

KULAYBA LLC

M&D BAWABEH FOUNDATION, INC.

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